EXHIBIT 99.1

Contact:

Bill Chatterton

MicroStrategy Incorporated

(703) 770-1670

(bchatterton@microstrategy.com)

MicroStrategy’s Q4 2004 Revenue Increases 39%

Over Q4 2003 and Operating Margin Rises to 38% in Q4 2004

MicroStrategy Ends 2004 with $132.5 Million in Cash plus Short and Long-Term Investments,

an $80.6 Million Increase over 2003

MCLEAN, Va., January 27, 2005 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced its financial results for the three-month period ended December 31, 2004 (the fourth quarter of its 2004 fiscal year) and for the full year ended December 31, 2004.

Fourth quarter 2004 revenue was $71.6 million versus $51.7 million in the fourth quarter of 2003, a 39% increase. License revenue for the quarter was $34.1 million versus $23.4 million in the fourth quarter of 2003, a 46% increase. Net income for the fourth quarter of 2004, determined in accordance with GAAP, was $24.5 million, or $1.43 per share on a diluted basis. Fourth quarter 2004 income from operations was $27.2 million, or 38% of revenue, versus $12.5 million, or 24% of revenue, in the fourth quarter of 2003. MicroStrategy’s cash plus short and long-term investments at the end of the fourth quarter of 2004 was $132.5 million versus $51.9 million at the end of the fourth quarter 2003.

Full year 2004 revenue was $231.2 million versus $175.6 million in 2003, a 32% increase. License revenue for the full year 2004 was $97.0 million versus $77.2 million in 2003, a 26% increase. Net income for the full year 2004, determined in accordance with GAAP, was $168.3 million, or $9.83 per share on a diluted basis. The full year 2004 tax benefit of $99.0 million included a net non-cash benefit of $102.1 million related to the release of the Company’s US and Canadian deferred tax asset valuation allowance and the utilization of non-cash U.S. deferred tax assets. Full year 2004 income from operations was $68.5 million, or 30% of revenue, versus $28.0 million, or 16% of revenue, in 2003.

Highlights of the Fourth Quarter 2004

•	Customer wins at Albertson’s, Alticor, Cingular Wireless, Emory Healthcare, Ingenix, Lending Tree, McGraw-Hill Companies, Metropolitan Life Insurance, Oakwood Homes, Pacific Gas and Electric, PPL Services Corporation, The Bank of New York, The Container Store, and Wausau Benefits

•	Services revenue increased 33% over the fourth quarter of 2003

•	Deferred revenue increased by $14.2 million, or 46% over the fourth quarter of 2003

•	The revenue mix for the quarter was 57% domestic and 43% international

•	License contracts during the quarter totaled approximately 505, an increase of approximately 31% over the fourth quarter 2003

•	29 contracts greater than $500K and 12 contracts greater than $1 million

•	Days sales outstanding was 52 days

•	Headcount at the end of the fourth quarter was 945

“MicroStrategy delivered another strong quarter, with record revenues, excellent operating margins, and outstanding license revenue growth,” said MicroStrategy President and CEO Michael Saylor. “Sales execution was excellent, and we continued to drive operational efficiency throughout our business. MicroStrategy benefited from a robust new product cycle, including the release of MicroStrategy Report Services™ , MicroStrategy Office™ , and MicroStrategy Universal™ in the past fourteen months. With the scheduled release next week of MicroStrategy 8™ , we believe we are well positioned for another solid year in 2005.”

Examples of Noteworthy Customer Deals from Q4 2004:

Oakwood Homes

Oakwood Homes has phased out its Crystal Reports environment and recently expanded its MicroStrategy deployment. Several hundred Oakwood Homes’ employees across finance, HR, sales and building operations groups receive MicroStrategy-based operational reports daily. A MicroStrategy-powered extranet environment lets trade partners, lenders and realtors prepare home buyers for the purchasing and closing of their new home. These reports enable the lender to gather proper documentation to ensure a more efficient home closing process.

Oncology Therapeutics Network

Oncology Therapeutics Network (OTN) is a leading distributor of chemotherapeutic drugs for treatment of cancer. OTN selected MicroStrategy for its ease-of-use, advanced analytical capabilities, and scalability for large databases and thousands of users. Approximately 120 employees will use MicroStrategy to report, analyze and monitor sales and marketing information against a 1-gigabyte Oracle® data warehouse. Such analyses will provide Oncology Therapeutics Network with the insight needed to be more responsive to its customers, increase sales force productivity and support the company’s business objectives.

Winn-Dixie Stores, Inc.

Winn-Dixie Stores, Inc., with headquarters in Jacksonville, FL, is one of the nation’s largest food retailers. After an in-depth evaluation of many of the competing products in the industry, Winn-Dixie selected the MicroStrategy platform for its ease-of-use, scalability, and superior Web-based platform. Approximately 50 merchandising analysts, pricing analysts, and category managers will perform sales and customer reporting and analyses against a 3.4-terabyte Teradata® data warehouse. The company will utilize MicroStrategy to more effectively monitor pricing and sales in order to improve revenue and profitability.

Update on Recently Released MicroStrategy Products

MicroStrategy Report Services™ continued to garner increased customer adoption in 2004. MicroStrategy Report Services allows business users to retrieve information from corporate databases for display in boardroom-quality documents over the web or in email. Since its release in November 2003, hundreds of customers worldwide have adopted MicroStrategy Report Services. MicroStrategy Report Services provides content-rich, user-friendly reports that can enrich existing business intelligence applications and ease the creation of new ones.

New MicroStrategy Report Services customers have praised this product:

Campbell Soup Company

“Campbell Soup Company is utilizing MicroStrategy Report Services for sales, finance, customer service and marketing applications,” said Paul Williams, Director IT of Campbell Soup Company. “MicroStrategy Report Services provides many options for presenting highly formatted information in a consistent user-friendly format. This exciting new reporting capability also leverages our existing MicroStrategy investment.”

R.H. Donnelley

“As a direct result of customer demand, R.H. Donnelley became an early adopter of MicroStrategy’s Report Services solution,” explained R.H. Donnelley’s IT Director of Programming Services Jill Mertens. “With MicroStrategy Report Services, R.H. Donnelley’s senior executives will leverage pixel-perfect sales and marketing reports to provide daily feedback on sales and product performance.”

Grange Insurance

“Grange Insurance has deployed a number of MicroStrategy Report Services reports to more than 100 users in various departments. These users, including Personal Lines, Commercial Lines, Claims and Agency Relations personnel, have access to dashboard reports that allow them to analyze overall agency performance and reveal areas that need improvement,” said Grange Insurance’s Data Warehouse Project Manager Tony Simpkins.

In April 2004, we introduced MicroStrategy Office allowing business users using Microsoft Word, PowerPoint®, Excel and Outlook to rapidly call up information stored in corporate databases without starting another program. This corporate information is immediately pasted into Word documents, presentations, spreadsheets and emails. These documents, presentations and emails can automatically update the corporate information each time they are opened because of “SmartTag” technology. Business users can improve their efficiency and productivity because they no longer have to repeatedly cut and paste data from different programs.

Using MicroStrategy Report Services and MicroStrategy Office, non-technical business employees can easily access corporate information to make better informed business decisions that ultimately benefit the bottom line.

In June 2004 MicroStrategy launched the MicroStrategy Universal Edition of its business reporting technology. This Universal edition provides the capacity and high-performance needed for thousands of additional business users, ranging from line-workers to top executives, to benefit from business intelligence. This 64-bit software is compatible with Microsoft Windows, IBM AIX® and Sun Solaris(TM) operating systems.

In September 2004, MicroStrategy 8, in development for over two years, went into beta testing. With innovative, easy-to-use functionality and more than 2,000 enhancements across the MicroStrategy Business Intelligence platform, MicroStrategy 8 enables thousands of users throughout an organization to make faster, better-informed business decisions. MicroStrategy 8 raises the bar for BI ease-of-use by providing reporting, analysis, and business monitoring capabilities that users require, as well as an even more sophisticated level of report design and formatting. Additionally, MicroStrategy 8 broadens the available data sources by users to access data in data warehouses, data marts, and operational systems.

“The OLAP Surveys have consistently found that MicroStrategy sites have the most users, and the highest level of Web-deployment,” said Nigel Pendse, author of The OLAP Survey 4 (www.survey.com/olap) and The OLAP Report (www.olapreport.com). “MicroStrategy 8 provides further improvements in the Web user interface and better source data connectivity while still providing the only fully integrated product set ideally suited for large scale, complex data analysis, highly formatted reporting, proactive exception reporting and advanced queries.”

MicroStrategy 8 will be unveiled January 31, 2005 at MicroStrategy World, our annual user’s conference. For additional information on the product launch, please visit http://www.microstrategy8.com/.

Outlook and Financial Guidance Information

As of January 1, 2005, the Company determined that it will no longer provide revenue or EPS guidance. The Company believes that it is in the best interests of shareholders to avoid engaging in predictions of short-term financial performance, which are inherently uncertain. We believe that this will allow the management team to more effectively run operations and build long-term shareholder value.

MicroStrategy will be discussing its fourth quarter 2004 results on a conference call today beginning at approximately 5:30 p.m. EDT. To access the conference call dial 877-597-9704 (domestically) or 706-364-6550 (internationally) and mention Michael Saylor as Chairperson. A live Webcast and replay of the conference call will be available at http://www.microstrategy.com/investor. A 48-hour replay of the call will also be available by dialing 800-642-1687 (domestically) or 706-645-9291 (internationally), conference ID 3342446.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a worldwide leader in the business intelligence software market. Leading Fortune 2000 companies are increasingly integrating MicroStrategy’s business monitoring, reporting, and analysis software into their operations. The MicroStrategy Business Intelligence Platform(TM) distills vast amounts of data into vital insight to help drive cost-efficiency, revenue-generation, and productivity. Top companies are using MicroStrategy to cost-effectively empower thousands of employees, partners, and suppliers with the business insight they need to make better business decisions everyday.

MicroStrategy’s enterprise-class customers, include Aventis, eBay, General Motors, Lowe’s Companies, Pfizer, Sprint, Telecom Italia, U.S. Postal Service, Visa International, Wells Fargo, and Yahoo!. MicroStrategy also has relationships with over 300 systems integrators and application development and platform partners, including IBM, HP, PeopleSoft, Sun, and Teradata, a division of NCR. MicroStrategy is listed on Nasdaq under the symbol MSTR. For more information or to purchase or demo MicroStrategy’s software, visit MicroStrategy’s Web site at http://www.microstrategy.com.

MicroStrategy, MicroStrategy 7, MicroStrategy 8, MicroStrategy Business Intelligence Platform, MicroStrategy Report Services, and MicroStrategy 7i are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. IBM, WebSphere, IBM Workplace and Lotus Notes are registered trademarks. All other brands, product names, company names, trademarks and service marks are the properties of their respective owners.

This press release may include statements that may constitute “forward- looking statements,” including its estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries

(collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 8, MicroStrategy 7i, MicroStrategy Universal Edition and MicroStrategy Report Services software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues
Product licenses	$34,100	$23,403	$96,995	$77,221
Product support and other services	37,492	28,269	134,213	98,356

Total revenues	71,592	51,672	231,208	175,577

Cost of Revenues
Product licenses	1,110	899	3,875	3,240
Product support and other services	7,365	6,388	28,996	24,745

Total cost of revenues	8,475	7,287	32,871	27,985

Gross profit	63,117	44,385	198,337	147,592

Operating Expenses
Sales and marketing	20,753	16,846	69,924	57,475
Research and development	4,322	6,048	24,915	27,684
General and administrative	10,817	8,955	34,977	32,580
Restructuring and impairment charges	—	—	—	1,699
Amortization of intangible assets	18	16	71	182

Total operating expenses	35,910	31,865	129,887	119,620

Income from operations	27,207	12,520	68,450	27,972

Financing and Other (Expense) Income
Interest income	554	99	1,221	644
Interest expense (1)	(9)	(61)	(53)	(5,109)
Gain (loss) on investments	4	—	(83)	—
Loss on early extinguishment of notes payable	—	—	—	(31,069)
Other (expense) income, net	(620)	449	(215)	307

Total financing and other (expense) income	(71)	487	870	(35,227)

Income (loss) from continuing operations before income taxes	27,136	13,007	69,320	(7,255)
Provision (benefit) for income taxes	2,619	(3,722)	(98,993)	(2,587)

Net income (loss) from continuing operations	24,517	16,729	168,313	(4,668)

Discontinued Operations
Gain on discontinued operations	—	765	—	765

Net income (loss)	$24,517	$17,494	$168,313	$(3,903)

Basic earnings (loss) per share
Continuing operations	$1.52	$1.05	$10.48	$(0.31)
Discontinued operations	—	0.05	—	0.05

Net income (loss) attributable to common stockholders	$1.52	$1.10	$10.48	$(0.26)

Basic weighted average shares outstanding	16,103	15,950	16,055	14,804

Diluted earnings (loss) per share
Continuing operations	$1.43	$0.98	$9.83	$(0.31)
Discontinued operations	—	0.04	—	0.05

Net income (loss) attributable to common stockholders	$1.43	$1.02	$9.83	$(0.26)

Diluted weighted average shares outstanding	17,195	17,152	17,119	14,804

(1)	Interest expense for the twelve months ended December 31, 2004 and 2003, includes discount amortization expense on notes payable of $0 and $2,137, respectively.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2004	December 31, 2003
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$68,314	$51,882
Restricted cash	1,210	747
Short-term investments	37,816	36
Accounts receivable, net	40,917	30,993
Prepaid expenses and other current assets	6,337	3,852
Deferred tax assets, net	20,583	1,807

Total current assets	175,177	89,317

Property and equipment, net	16,096	16,113
Capitalized software development costs, net	5,479	3,693
Long-term investments	26,365	—
Deposits and other assets	3,021	1,984
Deferred tax assets, net	110,818	3,686

Total Assets	$336,956	$114,793

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$18,906	$12,768
Accrued compensation and employee benefits	25,292	17,968
Accrued restructuring costs	1,762	2,599
Deferred revenue and advance payments	43,674	28,374

Total current liabilities	89,634	61,709

Deferred revenue and advance payments	1,681	2,750
Other long-term liabilities	3,157	2,443
Accrued restructuring costs	1,906	3,544

Total Liabilities	96,378	70,446

Stockholders’ Equity:
Preferred stock undesignated; $0.001 par value; 4,971 shares authorized; no shares issued or outstanding	—	—
Class A common stock; $0.001 par value; 330,000 shares authorized; 12,909 shares issued and 12,841 shares outstanding, and 12,362 shares issued and outstanding, respectively	13	12
Class B common stock; $0.001 par value; 165,000 shares authorized; 3,394 and 3,604 shares issued and outstanding, respectively	3	4
Additional paid-in capital	417,287	387,625
Treasury stock, at cost; 68 shares and 0 shares, respectively	(2,331)	—
Accumulated other comprehensive income	3,206	2,619
Accumulated deficit	(177,600)	(345,913)

Total stockholders’ equity	240,578	44,347

Total Liabilities and Stockholders’ Equity	$336,956	$114,793

MICROSTRATEGY INCORPORATED

Additional Financial Information

Net Income and Additional Financial Information

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Net income (loss) from continuing operations	$24,517	$16,729	$168,313	$(4,668)

Additional Financial Information:
Restructuring and impairment charges	—	—	—	1,699
Amortization of intangible assets	18	16	71	182
(Gain) loss on investments	(4)	—	83	—
Loss on early extinguishment of notes payable	—	—	—	31,069
Discount amortization expense on notes payable	—	—	—	2,137
Noncash deferred tax valuation allowance and other tax items	1,538	(5,175)	(102,075)	(5,175)
Other items	(113)	26	(346)	26

Total	$1,439	$(5,133)	$(102,267)	$29,938

Additional Financial Information - Cash vs. Non-cash

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2004	2003	2004	2003
Non-cash:
Amortization of intangible assets	$18	$16	$71	$182
(Gain) loss on investments	(4)	—	83	—
Loss on early extinguishment of notes payable	—	—	—	31,069
Discount amortization expense on notes payable	—	—	—	2,137
Noncash deferred tax valuation allowance and other tax items	1,538	(5,175)	(102,075)	(5,175)

Total non-cash	1,552	(5,159)	(101,921)	28,213

Cash:
Restructuring and impairment charges	—	—	—	1,699
Other items	(113)	26	(346)	26

Total cash	(113)	26	(346)	1,725

Total	$1,439	$(5,133)	$(102,267)	$29,938

MICROSTRATEGY INCORPORATED

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures

Management believes that the presentation of the additional financial information is helpful in understanding the ongoing operating results and cash flow indicators with respect to the Company’s core business because the additional financial items are non-cash or cash related gains and expenses incurred during the period that are not associated with ongoing operating results and are not cash flow indicators of the Company’s core business operations.

EBITDA and Additional Financial Information

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2004	2003	2004	2003
Net income (loss)	$24,517	$17,494	$168,313	$(3,903)

Interest income	(554)	(99)	(1,221)	(644)
Interest expense	9	61	(53)	5,109
Provision (benefit) for income taxes	2,619	(3,722)	(98,993)	(2,587)
Depreciation and amortization	2,095	1,989	8,252	8,652
Amortization of intangible assets	18	16	71	182
Gain on discontinued operations	—	(765)	—	(765)

EBITDA	$28,704	$14,974	$76,369	$6,044

Additional Financial Information:
Restructuring and impairment charges	—	—	—	1,699
(Gain) loss on investments	(4)	—	(83)	—
Loss on early extinguishment of notes payable	—	—	—	31,069
Other expense (income)	620	(449)	215	(307)

Total	$616	$(449)	$132	$32,461

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years ended December 31,
	2004	2003
Operating activities:
Net income (loss) from continuing operations	$168,313	$(4,668)
Adjustments to reconcile net (loss) income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	8,323	8,834
Bad debt expense	290	171
Deferred income taxes	5,753	(7,634)
Change in deferred tax asset valuation allowance	(107,413)	2,715
Net realized loss on sale and write-down of short-term investments	83	—
Loss on early extinguishment of notes payable	—	31,069
Discount amortization expense on notes payable	—	2,137
Other, net	171	89
Changes in operating assets and liabilities:
Accounts receivable	(8,798)	(1,055)
Prepaid expenses and other current assets	(2,398)	347
Deposits and other assets	(1,034)	162
Accounts payable and accrued expenses, compensation and employee benefits, interest and preferred dividends	11,793	3,002
Accrued restructuring costs	(2,515)	(2,791)
Deferred revenue and advance payments	12,200	4,925
Other long-term liabilities	714	(245)

Net cash provided by operating activities	85,482	37,058

Investing activities:
Purchases of property and equipment, net	(5,649)	(4,179)
Capitalized software development costs	(4,268)	(1,174)
Purchases of short-term investments, net	(37,742)	—
Purchases of long-term investments	(26,353)	—
(Increase) decrease in restricted cash	(379)	5,554

Net cash (used in) provided by investing activities	(74,391)	201

Financing activities:
Proceeds from sale of class A common stock and exercise of stock options, net of offering costs	5,759	3,717
Purchases of treasury stock	(2,331)	—
Repayments of promissory notes issued to former preferred stockholders	—	(5,000)
Other	—	328

Net cash used in financing activities	3,428	(955)
Effect of foreign exchange rate changes on cash and cash equivalents	1,837	957

Net increase in cash and cash equivalents from continuing operations	16,356	37,261
Net cash received from (used in) discontinued operations	76	(415)

Net increase in cash and cash equivalents	16,432	36,846
Cash and cash equivalents, beginning of period	51,882	15,036

Cash and cash equivalents, end of period	$68,314	$51,882

Supplemental disclosure of noncash investing and financing activities:
Early extinguishment of notes payable	$—	$(46,875)

Issuance of class A common stock in connection with early extinguishment of notes payable	$—	$78,576

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$51	$2,530

Cash paid during the year for income taxes	$2,615	$2,057